eeiconference2012investo

Great Plains Energy Edison Electric Institute Financial Conference November 2012 2012 EEI Investor Presentation Exhibit 99.1

Statements made in this presentation that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs, including but not limited to possible further deterioration in economic conditions and the timing and extent of economic recovery; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including but not limited to cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generation, transmission, distribution or other projects; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and other risks and uncertainties. This list of factors is not all-inclusive because it is not possible to predict all factors. Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s quarterly reports on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement. Great Plains Energy and KCP&L undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-Looking Statement 2 2012 EEI Investor Presentation

Overview 3 2012 EEI Investor Presentation

Solid Vertically-Integrated Midwest Utility

Service Territories: KCP&L and GMO


KCP&L
GMO
Iowa
Nebraska
Missouri
Kansas

Business Highlights

- Solid Midwest fully regulated electric utility operating under the KCP&L brand
- Company attributes
  - Regulated operations in Kansas and Missouri
  - ~826,800 customers / 3,100 employees
  - ~6,600 MW of primarily low-cost coal baseload generation
  - ~3,600 circuit miles of transmission lines; ~ 22,200 circuit miles of distribution lines
  - ~$9.1 billion in assets at 2011YE
  - ~$5.6 billion in rate base at 2011YE

2011 Retail MWh Sold by Customer Type


40%
46%
14%
Residential
Commercial
Industrial

Total: ~ 23,404 MWhs*

2011 Retail MWh Sales by Jurisdiction


37%
28%
35%
Kansas
Missouri (KCP&L)
GMO

Total: ~ 23,404 MWhs*

2011 MWh Generated by Fuel Type


83%
13%
2%
2%
Coal
Nuclear
Natural Gas and oil
Wind

Total: ~ 25,952 MWhs*

* In thousands

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2012 EEI Investor Presentation

Focused on Delivering Value to Shareholders Earnings Growth Expected Through Reduced Regulatory Lag, Disciplined Cost Management and Long-Term Rate Base Growth Competitive Dividend Goal to Maintain Competitive Dividend While Strengthening Key Credit Metrics; Objective to Grow Dividend In Line With Payout Ratio Targets Objective: Improved Total Shareholder Returns 5 2012 EEI Investor Presentation

• Strong emphasis on improving credit metrics – Objective is visibility to sustainable FFO / Adjusted Debt* of 16%+ • Dividend is reviewed quarterly in context of this objective as well as a belief that a sustainable and increasing dividend is a key driver of TSR and therefore a desirable goal • Target payout ratio remains 50-70% Commitment to Solid Dividend Competitive Dividend Goal to Maintain Competitive Dividend While Strengthening Key Credit Metrics; Objective to Grow Dividend In Line With Payout Ratio Targets • Company’s objective is to create shareholder value through – Increased earnings from reduced lag, disciplined cost management and long-term asset growth – A competitive dividend that complements this growth platform *FFO / Adjusted Debt is a non-GAAP measure that is defined in the Appendix 6 2012 EEI Investor Presentation

GXP – Platform for Shareholder Value

Focused on Shareholder Value Creation	• Target significant reduction in regulatory lag • Seek to deliver earnings growth and increasing and sustainable cash dividends as a key component of TSR • Improvement in / stability of key credit metrics is a priority
Attractive Platform for Long-Term Growth	• **Environmental** – additional ~$1 billion of "High Likelihood" capital projects planned to comply with existing / proposed environmental rules • **Transmission** – formed Transource Energy, LLC joint venture to pursue competitive transmission projects • **Renewables** – driven by MO/KS Renewable Portfolio Standards • **Other Growth Opportunities** – selective future initiatives that will leverage our core strengths
Diligent Regulatory Approach	• Proven track record of constructive regulatory treatment • Credibility with regulators in terms of planning and execution of large, complex projects • Competitive retail rates on a regional and national level supportive of potential future investment
Excellent Relationships with Key Stakeholders	• **Customers** – focused on top tier customer satisfaction • **Suppliers** – strategic supplier alliances focused on long-term supply chain value • **Employees** – strong relations between management and labor (3 IBEW locals) • **Communities** – leadership, volunteerism and high engagement in the areas we serve

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Operations and Regulatory Strategy 8 2012 EEI Investor Presentation

Environmental • Estimated cost of compliance with current / proposed legislation = approximately $1 billion: – La Cygne • Unit 1 (368 MW*) – scrubber and baghouse - 2015 • Unit 2 (343 MW*) – full Air Quality Control System (AQCS) – 2015 – Montrose 3 (176 MW) – full AQCS – 2020 (approximately) – Sibley 3 (364 MW) – scrubber and baghouse – 2017 (approximately) • Other upgrades less likely and therefore not included in estimated cost of compliance: – Montrose 1 (170 MW) – Montrose 2 (164 MW**) – Sibley 1 and 2 (total capacity 99 MW) – Lake Road 4 and 6 (93 MW**) Net book value of “Less Likely” projects total approximately $100 million * KCP&L’s share of jointly-owned facility ** In connection with KCP&L’s and GMO’s Integrated Resource Plan (IRP) filings with the Missouri Public Service Commission in April 2012, these projects may move from less likely to more likely but it is not expected to materially impact the overall $1 billion current estimate of capital expenditures. 9 63% 9% 14% 14% % of Coal Fleet with Emission-Reducing Scrubbers Installed Completed La Cygne High Likelihood Less Likely 2012 EEI Investor Presentation

Renewable Energy and Energy Efficiency • Company-owned assets and commitments in place that will increase renewable portfolio to approximately 600 MW of wind and hydroelectric power • Future renewable requirements driven by the Renewable Portfolio Standards (RPS) in Missouri and Kansas • Flexibility regarding acquisition of future renewable resources: – Through Purchased Power Agreements (PPAs) and purchases of Renewable Energy Credits (RECs); or – Adding to rate base if supported by credit profile and available equity and debt financing • Energy efficiency expected to be a key component of future resource portfolio: – Aggressive pursuit planned with appropriate regulatory recovery 10 Based on three-year average peak retail demand Based on electricity provided to retail customers 2012 EEI Investor Presentation

Transmission • Formed Transource Energy, LLC, a joint venture with American Electric Power, to pursue competitive transmission projects • KCP&L and GMO are seeking regulatory approval to novate two significant projects to Transource : – Iatan-Nashua 345kV line – Estimated $65 million total cost and 2015 in-service date – Sibley-Maryville-Nebraska City 345kV line – GMO’s share of the estimated total cost is $380 million and 2017 in-service date 11 2012 EEI Investor Presentation KCP&L and GMO’s electric utility system has approximately 3,600 circuit miles of transmission lines

Plant Operations • No additional baseload generation expected for several years • Targeting modest improvements in existing fleet performance in the coming years • No changes currently planned regarding nuclear’s role in the portfolio 12 2012 EEI Investor Presentation Iatan 2, an 850-megawatt coal-fired power plant was recognized as power plant of the year by Power Magazine

Regulatory • Our rates continue to compare well regionally and nationally • During the Comprehensive Energy Plan, the Company received fair and constructive rate treatment in both Kansas and Missouri, allowing for recovery of substantially all of our capital additions • Aggressively pursuing strategies to improve our operating cost structure and the best combination of rate cases and riders/trackers to reduce regulatory lag while minimizing the impact on customers 13 2012 EEI Investor Presentation

Leading Industries (Employees in 000’s) State & Local Government 121.7 Restaurants and other eating places 64.3 General medical and surgical hospitals 31.7 Federal Government 28.9 Employment Services 23.3 Computer systems design and related services 17.0 Management of companies and enterprises 16.7 Grocery stores 16.3 Offices of physicians 16.2 Department stores 16.1 Top 10 Employers (# of Employees) HCA Midwest Health System 8,127 Wal-Mart Stores, Inc. 7,400 Sprint Corporation 7,300 Saint Luke’s Health System 6,622 McDonald’s USA LLC 5,700 Cerner Corporation 4,980 Children’s Mercy Hospital & Clinics 4,812 DST Systems, Inc. 4,425 Truman Medical Center 4,081 University of Kansas Hospital 3,880 • The Kansas City metro area economy is represented by a diverse set of industries, supported by a sizeable presence in the governmental sector Source: The Kansas City Business Journal, BLS and Moody’s Analytics Source for Listed Attributes: Moody’s Analytics KC Metropolitan Area Economy – Snapshot Strengths • Well-developed transportation and distribution network • Strong educational attainment • Diversified economy Weaknesses • High dependence on Sprint Nextel and telecom • Suburban sprawl Opportunities • Google’s high-speed fiber network makes the area an IT hub • Resurgence in automotive production attracts further investment 14 2012 EEI Investor Presentation

KC Metropolitan Area Economy – Key Indicators Source: Moody’s Analytics 15 2012 EEI Investor Presentation

Regulatory, Transmission and La Cygne Update 16 2012 EEI Investor Presentation

Missouri Rate Case Summary 1 Projected combined rate base is approximately $226 million or 6% higher than at the conclusion of the last rate cases for these jurisdictions 2 Requested ROE updated to 10.30% by KCP&L and GMO in rebuttal testimony KCP&L - MO Rate Increase Request Filed February 27, 2012 Sales Outside Service Territory $36.4 M* Infrastructure Investments and Maintenance for Reliability $25.9 M Cost of Capital $13.8 M Other $11.1 M Transmission Expenses $8.6 M Energy Efficiency $5.2 M Flood and Renewable Energy Standard AAOs $4.7 M * Reflects revised wholesale margin cap request of $22.7 M Total Increase $105.7 M Total Increase $83.5 M 17 2012 EEI Investor Presentation Jurisdiction Case Number Requested Increase (in Millions) Requested Increase (Percent) Rate Base (in Millions) Requested ROE2 Rate- making Equity Ratio Decision Anticipated Effective Date of New Rates KCP&L – MO ER-2012-0174 $105.7 15.1% $2,129.9 10.40% 52.5% January 2013 Late January 2013 GMO – MPS ER-2012-0175 $58.3 10.9% $1,411.9 10.40% 52.5% January 2013 Late January 2013 GMO – L&P ER-2012-0175 $25.2 14.6% $479.5 10.40% 52.5% January 2013 Late January 2013 Total $189.2 $4,021.31

Kansas Rate Case Summary Jurisdiction Case Number Requested Increase (in Millions) Requested Increase (Percent) Rate Base (in Millions) Request ed ROE3 Rate- making Equity Ratio Decision Anticipated Effective Date of New Rates KCP&L – KS 12-KCPE-764-RTS $63.61 12.9% $1,820.82 10.40% 51.8% 12/17/2012 1/1/2013 Rate Increase Request Filed April 20, 2012 Cost of Capital $10.5 M Other $10.2 M Depreciation Rates $8.8 M Jurisdictional Allocations $8.6 M Change in Weather-Normalized Demand $8.2 M La Cygne Construction Work In Progress (CWIP) $7.6 M Spearville 2 Wind Facility and Other Infrastructure Investments $6.0 M Property Tax Expense $3.7 M Total Increase $63.6 M 18 1 Initial request was subsequently adjusted to $56.4 million as the net result of updates to the case, including a partial settlement subject to Kansas Corporation Commission approval 2 Projected rate base is approximately $40 million or 2% higher than at the conclusion of the last rate case 3 Requested ROE updated to 10.30% in rebuttal testimony 2012 EEI Investor Presentation

• Great Plains Energy (GXP) and American Electric Power (AEP) have formed a joint venture, Transource Energy, LLC (Transource), to pursue competitive transmission projects – GXP owns 13.5% through a newly-formed subsidiary (GPE Transmission Holding Company, LLC) – AEP owns 86.5% through its subsidiary (AEP Transmission Holding Company, LLC) • GXP’s regulated subsidiaries, KCP&L and GMO, are seeking regulatory approval to novate two Southwest Power Pool (SPP) regional transmission projects they have committed to build that are in the initial stages of development – Sibley-Nebraska City an SPP Priority Project - 345kV, GMO’s share is approximately 170 miles (175 miles total project) and approximately $380 million (approximately $400 million estimated total costs), expected in-service: 2017 – Iatan-Nashua an SPP Balanced Portfolio Project - 345kV, approximately 30 miles, estimated total costs of approximately $65 million, expected in-service: 2015 – KCP&L and GMO to fund 100% of the costs of the two SPP projects until they are novated and will be reimbursed by Transource consistent with the ownership structure • Approvals to novate the projects estimated to be completed by 4Q 2013 Transource Overview 19 2012 EEI Investor Presentation

Transource Ownership Structure


Great Plains Energy Incorporated
American Electric Power Company, Inc.
100%
100%
GPE Transmission Holding Company, LLC
AEP Transmission Holding Company, LLC
13.5%
86.5%
TRANSOURCE SM
Transource Missouri
Transource Subsidiary (Future)
Transource Subsidiary (Future)
Missouri Transmission Projects

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Initial Focus on Three RTOs Southwest Power Pool (SPP) Midwest Independent Transmission System Operator (MISO) PJM Interconnection (PJM) 21 2012 EEI Investor Presentation Pursuit of new transmission in other regions as markets mature

Iatan – Nashua Project • Approximately 30-mile 345 kV transmission line and related facilities between the Iatan and Nashua substations in Missouri • Estimated Project Cost: $65 million • Expected In-service: 2015 • Approved as SPP ‘Balanced Portfolio’ project in 2009 • Expected benefits greater than cost; increases system reliability; reduces congestion; reduces regional production costs; increases transfer capability between MISO and SPP 22 2012 EEI Investor Presentation

Sibley – Nebraska City Project 23 2012 EEI Investor Presentation • Approximately 170-mile 345 kV GMO’s share (175 miles total project) transmission line and related facilities between Nebraska and Missouri • GMO’s Estimated Project Cost: $380 million (approximately $400 million estimated total costs) • Expected In-service: 2017 • Approved as the largest regional project in the SPP ‘Priority Projects’ portfolio in 2010 • Benefits: Priority Projects will increase reliability; reduce congestion; improve energy market efficiency; facilitate the integration of renewables; increase west- east transfer capability across the SPP

GXP Benefits from Transource Joint Venture 24 • Long-term growth opportunity through creation of national transmission platform − Provides opportunity for sustainable, long-term growth in competitive transmission market − Ability to co-invest in transmission with AEP on a national scale − First-class partner with largest US transmission system, strong balance sheet and demonstrated commitment to transmission growth − Project execution expertise creates greatest value for customers − Provides geographic investment diversity • Diversifies earnings − Transmission investments help diversify long-term earnings − Enhances returns on future capital investments by way of FERC’s regulatory construct for transmission • Improves ability to earn authorized ROE through formula rates • Enhances financial flexibility − Reduces medium-term capital expenditure requirements and external financing needs − Smoothes capital requirements with near-term environmental investments and longer term transmission opportunities − Reduces regulatory lag due to FERC cost recovery mechanisms 2012 EEI Investor Presentation

Transource Missouri, LLC Regulatory Filings

Application	Regulatory Jurisdiction	Case Number	Date Filed	Purpose	Anticipated Effective Date for Approval
Certificate of Convenience and Necessity (CCN)	MPSC	EA-2013-0098	8/31/12	• Seeking a line CCN to construct, finance, own, operate, and maintain the Iatan-Nashua 345kV line and Sibley-Nebraska 345kV line within the state of Missouri	3Q 2013
Authorization to Transfer	MPSC	EO-2012-0367	8/31/12	• Request authorization to transfer at cost certain transmission property to Transource Missouri, LLC • Grant waivers of Missouri Affiliate Transaction Rules	3Q 2013
FERC 205 Filing	FERC	ER12-2554-000 (1)	8/31/12	• Request for incentive rate treatments for investment in Iatan-Nashua 345kV project and Sibley-Nebraska City 345kV project • Acceptance of Transource Missouri formula rate to capture and recover the costs of Transource Missouri's investment in the projects and any future SPP-controlled transmission asset	• Incentive rate treatment was approved by FERC in October 2012 • Formula rate accepted by FERC subject to the outcome of hearing or settlement expected in 2013

[1] Transource will earn FERC formula rates on the Iatan-Nashua Project and Sibley-Nebraska City Project once they are novated

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FERC 205 Filing - Case Number ER12-2554-000

- Requested base ROE of 10.6% for Transource Missouri, including Iatan-Nashua Project and Sibley-Nebraska City Project. Outcome of hearing or settlement that will determine base ROE expected in 2013.

Incentive Requested	Iatan-Nashua Project	Sibley-Nebraska City Project	Commission Ruling
RTO Adder	50 basis points	50 basis points	Granted
ROE Risk Adder	None	100 basis points	Granted
CWIP in Transmission Rate Base	Yes	Yes	Granted
Abandonment	Yes	Yes	Granted
Pre-commercial Costs/Regulatory Asset	Yes	Yes	Granted
Hypothetical (60% Equity/40% Debt) Capital Structure During Construction	Yes	Yes	Granted
Single-Issue Ratemaking: ROE	Yes	Yes	Denied

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2012 EEI Investor Presentation

La Cygne Environmental Upgrade Construction Update

La Cygne Generation Station

- La Cygne Coal Unit 1 368 MW* - Wet scrubber, baghouse, activated carbon injection
- La Cygne Coal Unit 2 343 MW* - Selective catalytic reduction system, wet scrubber, baghouse, activated carbon injection, over-fired air, low No_x burners
- Project cost estimate, excluding AFUDC and property tax, $615 million*. Kansas jurisdictional share is $281 million
- 2011 predetermination order issued in Kansas deeming project as requested and cost estimate to be reasonable
- Project is on schedule and on budget

* KCP&L's 50% share

Key Steps to Completion		Status
• Site Prep; Major Equipment Purchase		Completed (3Q 2012)
• New Chimney Shell Erected		Completed (2Q 2012)
• Installation of Low No_x Burners for La Cygne 2	2Q 2013	On schedule
• Major Construction	4Q 2012 – 2Q 2014	On schedule
• Startup Testing	3Q 2014	On schedule
• Tie-in Outage Unit 2	4Q 2014	On schedule
• Tie-in Outage Unit 1	1Q 2015	On schedule
• In-service	2Q 2015	On schedule

GREAT PLAINS ENERGY 27 2012 EEI Investor Presentation

Third Quarter 2012 Operations and Financial Update 28 2012 EEI Investor Presentation

Plant Performance * As of September 30 29 2012 EEI Investor Presentation

Customer Consumption Retail MWh Sales and Customer Growth Rates 3Q 2012 Compared to 3Q 2011 YTD 2012 Compared to YTD 20112 Weather – Normalized Weather – Normalized Total Change in MWh Sales Customers Use / Customer Change MWh Sales Total Change in MWh Sales Customers Use / Customer Change MWh Sales Residential (0.6%) 0.2% (3.2%) (3.0%) (4.3%) 0.2% (2.3%) (2.1%) Commercial (1.9%) 0.0% (4.4%) (4.5%) (0.3%) 0.0% (0.6%) (0.5%) Industrial (4.6%) (1.9%) (4.1%) (5.9%) (0.9%) (1.8%) (0.3%) (2.1%) (1.6%) 0.2%1 (4.3%)1 (4.2%)1 (2.0%) 0.1%1 (1.6%)1 (1.5%)1 Statistics by Customer Class YTD 20122 Customers Revenue (in millions) Sales (000s of MWhs) % of Retail MWh Sales Residential 727,500 $ 785.3 7,115 40% Commercial 96,700 704.1 8,187 46% Industrial 2,200 153.1 2,401 14% 1 Weighted average 2 As of September 30 30 2012 EEI Investor Presentation

2012 Third Quarter EPS Reconciliation Versus 2011 2011 EPS 2012 EPS Change in EPS 1Q $ 0.01 ($0.07) ($0.08) 2Q $ 0.31 $ 0.41 $ 0.10 3Q $ 0.91 $ 0.95 $ 0.04 YTD1 $ 1.24 $ 1.34 $ 0.10 Contributors to Change in 2012 EPS Compared to 2011 Note: YTD numbers may not add due to the effect of dilutive shares on EPS 1 As of September 30 2011 Special Factors New Retail Rates Weather WN Demand Wolf Creek Interest Expense Dilution Other Total 1Q 2012 $ 0.07 $ 0.13 $ (0.11) $ - $ (0.07) $ (0.10) $ - $ - $ (0.08) 2Q 2012 $ 0.06 $ 0.06 $ 0.08 $ - $ (0.03) $ (0.03) $ (0.01) $ (0.03) $ 0.10 3Q 2012 $ 0.09 $ - $ 0.06 $ (0.09) $ - $ 0.06 $ (0.09) $ 0.01 $ 0.04 YTD1 $ 0.22 $ 0.20 $ 0.03 $ (0.10) $ (0.09) $ (0.07) $ (0.06) $ (0.03) $ 0.10 31 2012 EEI Investor Presentation

September 30, 2012 Debt Profile and Current Credit Ratings Great Plains Energy Debt ($ in Millions) KCP&L GMO (1) GPE Consolidated Amount Rate (2) Amount Rate (2) Amount Rate (2) Amount Rate (2) Short-term debt $ 366.0 0.68% $ 251.0 0.97% $ 31.0 2.00% $ 648.0 0.85% Long-term debt (3) 1,902.0 6.02% 124.9 7.34% 993.1 4.65% 3,020.0 5.63% Total $2,268.0 5.16% $375.9 3.08% $1,024.1 4.57% $3,668.0 4.78% Secured debt = $830 (23%), Unsecured debt = $2,838 (77%) (1) GPE guarantees substantially all of GMO’s debt (2) Weighted Average Rates – excludes premium / discounts and other amortizations (3) Includes current maturities of long-term debt (4) Includes long-term debt maturities through December 31, 2021 (5) 2013 reflects mode maturity for $167.6 million of KCP&L tax-exempt bonds subject to remarketing prior to final maturity date Long-Term Debt Maturities (4)(5) Current Credit Ratings Moody’s Standard & Poor’s Great Plains Energy Outlook Corporate Credit Rating Preferred Stock Senior Unsecured Debt Stable - Ba2 Baa3 Stable BBB BB+ BBB- KCP&L Outlook Senior Secured Debt Senior Unsecured Debt Commercial Paper Stable A3 Baa2 P-2 Stable BBB+ BBB A-2 GMO Outlook Senior Unsecured Debt Commercial Paper Stable Baa3 P-3 Stable BBB A-2 32 2012 EEI Investor Presentation

56.7% 56.1% 56.9% 56.1% 45% 50% 55% 60% 2009 2010 2011 3Q 2012 Adjusted Debt / Total Adjusted Capitalization* 9.1% 16.6% 12.3% 15.6% 0.0% 10.0% 20.0% 2009 2010 2011 LTM** FFO / Adjusted Debt* 2.4 4.1 3.2 3.6 0 1 2 3 4 5 2009 2010 2011 LTM** FFO Interest Coverage* Key Credit Ratios for Great Plains Energy and Liquidity * All ratios calculated using Standard and Poor’s methodology. Ratios are non-GAAP measures that are defined and reconciled to GAAP in Appendix ** Last twelve months (LTM) as of September 30, 2012 ($ in millions) KCP&L GMO GPE Total Aggregate Bank Commitments (1) $710.0 $530.0 $200.0 $1,440.0 Outstanding Facility Draws 0.0 0.0 31.0 31.0 Outstanding Letters of Credit 13.9 15.1 1.8 30.8 A/R Securitization Facility Draws 10.0 80.0 0.0 190.0 Available Capacity Under Facilities 586.1 434.9 167.2 1,188.2 Outstanding Commercial Paper 256.0 171.0 - 427.0 Available Capacity Less Outstanding Commercial Paper $330.1 $263.9 $167.2 $761.2 September 30, 2012 Liquidity (1) Includes KCP&L $110M and GMO $80M accounts receivable securitization facilities 33 2012 EEI Investor Presentation

2012 Earnings Guidance $1.25 - $1.35

	EPS					ROE				
	Actual	2012 Prior Guidance*		2012 Projected		Actual	2012 Prior Guidance*		2012 Projected	
	2011	Low	High	Low	High	2011	Low	High	Low	High
Regulatory Potential**	$ 1.91	$ 1.83	$ 1.83	$ 1.83	$ 1.83	10.0%	10.0%	10.0%	10.0%	10.0%
(a) Wholesale Margin	(0.02)	(0.10)	(0.10)	(0.10)	(0.10)	-0.1%	-0.5%	-0.5%	-0.5%	-0.5%
(b) Other Lag and Variability	(0.10)	(0.39)	(0.19)	(0.34)	(0.24)	-0.5%	-2.2%	-1.1%	-1.9%	-1.3%
Regulatory Normalized	$ 1.79	$ 1.34	$ 1.54	$ 1.39	$ 1.49	9.4%	7.3%	8.4%	7.6%	8.2%
Rate Case Timing	(0.18)	-	-	-	-	-0.9%	0.0%	0.0%	0.0%	0.0%
Special Factors	(0.22)	-	-	-	-	-1.2%	0.0%	0.0%	0.0%	0.0%
(c) **Regulatory Earned**	$ 1.39	$ 1.34	$ 1.54	$ 1.39	$ 1.49	7.3%	7.3%	8.4%	7.6%	8.2%
Non Regulatory Costs	(0.14)	(0.14)	(0.14)	(0.14)	(0.14)	-1.3%	-1.4%	-1.5%	-1.5%	-1.6%
Consolidated	$ 1.25	$ 1.20	$ 1.40	$ 1.25	$ 1.35	6.0%	5.9%	6.9%	6.1%	6.6%

*Based on Year-End Fourth Quarter 2011 Earnings Presentation

**2012 includes conversion to 17.1 million shares of GXP common stock in June

2012 Considerations

(a) Wholesale Margin	• Off-system sales impact due to KCP&L-MO wholesale margin cap • Majority of 2011 lag allocated to Special Factors for flooding and Wolf Creek extended outage
(b) Other Lag and Variability	• Revised projected weather-normalized load from 0.5% growth to 1.1% decline • Decrease in weather-normalized load partially offset by favorable 2012 weather • Lower end of guidance range driven by potential rate case outcomes, demand and weather
(c) Regulatory Earned	• Regulatory earned ROE projected to improve by 30 to 90 basis points over 2011

GREAT PLAINS ENERGY 34 2012 EEI Investor Presentation

• Narrowing 2012 EPS Guidance to $1.25 to $1.35 • For 2013, targeting 50 basis points of normalized lag in regulated operations. Areas of focus include: — Demand and weather trends — Rate case outcomes including wholesale margin cap and requested trackers — Wolf Creek costs 2012 Guidance & 2013 Target 35 2012 EEI Investor Presentation

Appendix 36 2012 EEI Investor Presentation

SPP** $4.2 * Projected capital expenditure excludes Allowance for Funds Used During Construction (AFUDC) ** SPP balanced portfolio and priority transmission projects 37 GXP Projected Capital Expenditures* 2012 EEI Investor Presentation

Earnings (in Millions) Earnings per Share 2012 2011 2012 2011 Electric Utility $ 141.9 $ 133.9 $ 0.93 $ 0.97 Other 4.5 (7.3) 0.02 (0.06) Net income 146.4 126.6 0.95 0.91 Less: Net income attributable to noncontrolling interest (0.2) (0.1) - Net income attributable to Great Plains Energy 146.2 126.5 0.95 0.91 Preferred dividends (0.4) (0.4) - - Earnings available for common shareholders $ 145.8 $ 126.1 $ 0.95 $ 0.91 Great Plains Energy Consolidated Earnings and Earnings Per Share – Three Months Ended September 30 (Unaudited) Common stock outstanding for the quarter averaged 153.4 million shares, about 11 percent higher than the same period in 2011 38 2012 EEI Investor Presentation

Earnings (in Millions) Earnings per Share 2012 2011 2012 2011 Electric Utility $ 210.2 $ 189.9 $ 1.45 $ 1.37 Other (15.0) (17.6) (0.10) (0.13) Net income 195.2 172.3 1.35 1.24 Preferred dividends (1.2) (1.2) (0.01) - Earnings available for common shareholders $ 194.0 $ 171.1 $ 1.34 $ 1.24 Great Plains Energy Consolidated Earnings and Earnings Per Share – Year to Date September 30 (Unaudited) Common stock outstanding for the quarter averaged 145 million shares, about 5 percent higher than the same period in 2011 39 2012 EEI Investor Presentation

Gross margin is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). Gross margin, as used by Great Plains Energy, is defined as operating revenues less fuel, purchased power and transmission of electricity by others. The Company’s expense for fuel, purchased power and transmission of electricity by others, offset by wholesale sales margin, is subject to recovery through cost adjustment mechanisms, except for KCP&L’s Missouri retail operations. As a result, operating revenues increase or decrease in relation to a significant portion of these expenses. Management believes that gross margin provides a more meaningful basis for evaluating the Electric Utility segment’s operations across periods than operating revenues because gross margin excludes the revenue effect of fluctuations in these expenses. Gross margin is used internally to measure performance against budget and in reports for management and the Board of Directors. The Company’s definition of gross margin may differ from similar terms used by other companies. A reconciliation to GAAP operating revenues is provided in the table above. Great Plains Energy Reconciliation of Gross Margin to Operating Revenues (Unaudited) Three Months Ended September 30 (millions) Year to Date September 30 (millions) 2012 2011 2012 2011 Operating revenues $ 746.2 $ 773.7 $ 1,829.5 $ 1,831.7 Fuel (164.7) (146.5) (422.1) (365.8) Purchased power (17.9) (68.1) (69.5) (178.4) Transmission of electricity by others (9.8) (8.6) (25.9) (23.1) Gross margin $ 553.8 $ 550.5 $ 1,312.0 $ 1,264.4 40 2012 EEI Investor Presentation

Credit Metric Reconciliation to GAAP

Funds from operations (FFO) to adjusted debt is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). FFO to adjusted debt, as used by Great Plains Energy, is defined in accordance with Standard & Poor's methodology used for calculating FFO to debt. The numerator of the ratio is defined as net cash from operating activities (GAAP) plus non-GAAP adjustments related to operating leases, hybrid securities, post-retirement benefit obligations, capitalized interest, power purchase agreements, asset retirement obligations, changes in working capital and decommissioning fund contributions. The denominator of the ratio is defined as the sum of debt balances (GAAP) plus non-GAAP adjustments related to some of the same items adjusted for in the numerator and other adjustments related to securitized receivables and accrued interest. Management believes that FFO to adjusted debt provides a meaningful way to better understand the Company's credit profile. FFO to adjusted debt is used internally to help evaluate the possibility of a change in the Company's credit rating.

Funds from Operations (FFO) / Adjusted Debt

	2009	2010	2011	LTM*
Funds from operations				
Net cash from operating activities	$ 335.4	$ 552.1	$ 443.0	$ 561.8
Adjustments to reconcile net cash from operating activities to FFO:				
Operating leases	7.5	8.7	11.1	10.1
Intermediate hybrids reported as debt	14.4	28.8	28.8	14.4
Intermediate hybrids reported as equity	(0.8)	(0.8)	(0.8)	(0.8)
Post-retirement benefit obligations	8.3	24.4	65.3	67.2
Capitalized interest	(37.7)	(28.5)	(5.8)	(6.6)
Power purchase agreements	12.0	8.3	1.6	0.8
Asset retirement obligations	(6.0)	(7.0)	(6.6)	(6.6)
Reclassification of working-capital changes	37.9	95.1	(0.8)	37.3
US decommissioning fund contributions	(3.7)	(3.7)	(3.4)	(3.3)
Other adjustments	1.5	-	-	-
Total adjustments	33.4	125.3	89.4	112.5
Funds from operations	$ 368.8	$ 677.4	$ 532.4	$ 674.3
Adjusted Debt				
Notes payable	$ 252.0	$ 9.5	$ 22.0	$ 31.0
Collateralized note payable		95.0	95.0	190.0
Commercial paper	186.6	263.5	267.0	427.0
Current maturities of long-term debt	1.3	485.7	801.4	257.1
Long-term Debt	3,213.0	2,942.7	2,742.3	2,762.9
Total debt	3,652.9	3,796.4	3,927.7	3,668.0
Adjustments to reconcile total debt to adjusted debt:				
Trade receivables sold or securitized	95.0			
Operating leases	139.7	142.5	127.2	120.9
Intermediate hybrids reported as debt	(287.5)	(287.5)	(287.5)	
Intermediate hybrids reported as equity	19.5	19.5	19.5	19.5
Post-retirement benefit obligations	289.3	280.5	303.1	303.1
Accrued interest not included in reported debt	72.5	75.4	76.9	60.1
Power purchase agreements	50.2	19.6	105.8	120.0
Asset retirement obligations	34.2	41.1	40.4	40.4
Total adjustments	412.9	291.1	385.4	664.0
Adjusted Debt	$ 4,065.8	$ 4,087.5	$ 4,313.1	$ 4,332.0
FFO / Adjusted Debt	9.1%	16.6%	12.3%	15.6%

* Last twelve months as of September 30, 2012

GREAT PLAINS ENERGY

41

2012 EEI Investor Presentation

Credit Metric Reconciliation to GAAP

Funds from operations (FFO) interest coverage ratio is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). FFO interest coverage, as used by Great Plains Energy, is defined in accordance with Standard & Poor's methodology used for calculating FFO interest coverage. The numerator of the ratio is defined as net cash from operating activities (GAAP) plus non-GAAP adjustments related to operating leases, hybrid securities, post-retirement benefit obligations, capitalized interest, power purchase agreements, asset retirement obligations, changes in working capital and decommissioning fund contributions plus adjusted interest expense (non-GAAP). The denominator of the ratio, adjusted interest expense, is defined as interest charges (GAAP) plus non-GAAP adjustments related to some of the same items adjusted for in the numerator and other adjustments needed to match Standard & Poor's calculation. Management believes that FFO interest coverage provides a meaningful way to better understand the Company's credit profile. FFO interest coverage is used internally to help evaluate the possibility of a change in the Company's credit rating.

Funds from Operations (FFO) Interest Coverage

	2009	2010	2011	LTM*
Funds from operations				
Net cash from operating activities	$ 335.4	$ 552.1	$ 443.0	$ 561.8
Adjustments to reconcile net cash from operating activities to FFO:				
Operating leases	7.5	8.7	11.1	10.1
Intermediate hybrids reported as debt	14.4	28.8	28.8	14.4
Intermediate hybrids reported as equity	(0.8)	(0.8)	(0.8)	(0.8)
Post-retirement benefit obligations	8.3	24.4	65.3	67.2
Capitalized interest	(37.7)	(28.5)	(5.8)	(6.6)
Power purchase agreements	12.0	8.3	1.6	0.8
Asset retirement obligations	(6.0)	(7.0)	(6.6)	(6.6)
Reclassification of working-capital changes	37.9	95.1	(0.8)	37.3
US decommissioning fund contributions	(3.7)	(3.7)	(3.4)	(3.3)
Other adjustments	1.5			
Total adjustments	33.4	125.3	89.4	112.5
Funds from operations	$ 368.8	$ 677.4	$ 532.4	$ 674.3
Interest expense				
Interest charges	$ 180.9	$ 184.8	$ 218.4	$ 233.2
Adjustments to reconcile interest charges to adjusted interest expense:				
Trade receivables sold or securitized	4.8			
Operating leases	9.4	8.1	7.7	8.7
Intermediate hybrids reported as debt	(14.4)	(28.8)	(28.8)	(21.6)
Intermediate hybrids reported as equity	0.8	0.8	0.8	0.8
Post-retirement benefit obligations	21.6	19.4	17.6	17.6
Capitalized interest	37.7	28.5	5.8	6.6
Power purchase agreements	3.2	2.9	6.1	8.0
Asset retirement obligations	8.1	8.7	9.3	9.3
Other adjustments	2.4	(2.4)		
Total adjustments	73.6	37.2	18.5	29.4
Adjusted interest expense	$ 254.5	$ 222.0	$ 236.9	$ 262.6
FFO interest coverage (x)	2.4	4.1	3.2	3.6

* Last twelve months as of September 30, 2012

GREAT PLAINS ENERGY
42
2012 EEI Investor Presentation

Credit Metric Reconciliation to GAAP

Adjusted debt to total adjusted capitalization is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). Adjusted debt to total adjusted capitalization, as used by Great Plains Energy, is defined in accordance with Standard & Poor's methodology used for calculating the ratio of debt to debt and equity. The numerator of the ratio, adjusted debt, is defined as the sum of debt balances (GAAP) plus non-GAAP adjustments related to securitized receivables, operating leases, hybrid securities, post-retirement benefit obligations, accrued interest, power purchase agreements and asset retirement obligations. The denominator of the ratio, total adjusted capitalization, is defined as the sum of equity balances (GAAP) plus non-GAAP adjustments related to hybrid securities plus the non-GAAP adjusted debt as defined for the numerator. Management believes that adjusted debt to total adjusted capitalization provides a meaningful way to better understand the Company's credit profile. Adjusted debt to total adjusted capitalization is used internally to help evaluate the possibility of a change in the Company's credit rating.

Adjusted Debt / Total Adjusted Capitalization

	2009	2010	2011	Q3 2012*
Adjusted Debt				
Notes payable	$ 252.0	$ 9.5	$ 22.0	$ 31.0
Collateralized note payable		95.0	95.0	190.0
Commercial paper	186.6	263.5	267.0	427.0
Current maturities of long-term debt	1.3	485.7	801.4	257.1
Long-term Debt	3,213.0	2,942.7	2,742.3	2,762.9
Total debt	3,652.9	3,796.4	3,927.7	3,668.0
Adjustments to reconcile total debt to adjusted debt:				
Trade receivables sold or securitized	95.0			
Operating leases	139.7	142.5	127.2	120.9
Intermediate hybrids reported as debt	(287.5)	(287.5)	(287.5)	
Intermediate hybrids reported as equity	19.5	19.5	19.5	19.5
Post-retirement benefit obligations	289.3	280.5	303.1	303.1
Accrued interest not included in reported debt	72.5	75.4	76.9	60.1
Power purchase agreements	50.2	19.6	105.8	120.0
Asset retirement obligations	34.2	41.1	40.4	40.4
Total adjustments	412.9	291.1	385.4	664.0
Adjusted Debt	$ 4,065.8	$ 4,087.5	$ 4,313.1	$ 4,332.0
Total common shareholders' equity	$ 2,792.5	$ 2,885.9	$ 2,959.9	$ 3,365.4
Noncontrolling interest	1.2	1.2	1.0	-
Total cumulative preferred stock	39.0	39.0	39.0	39.0
Total equity	2,832.7	2,926.1	2,999.9	3,404.4
Adjustments to reconcile total equity to adjusted equity:				
Intermediate hybrids reported as debt	287.5	287.5	287.5	
Intermediate hybrids reported as equity	(19.5)	(19.5)	(19.5)	(19.5)
Total adjustments	268.0	268.0	268.0	(19.5)
Adjusted Equity	$ 3,100.7	$ 3,194.1	$ 3,267.9	$ 3,384.9
Total Adjusted Capitalization	$ 7,166.5	$ 7,281.6	$ 7,581.0	$ 7,716.9
Adjusted Debt / Total Adjusted Capitalization	56.7%	56.1%	56.9%	56.1%

* As of September 30, 2012

GREAT PLAINS ENERGY 43 2012 EEI Investor Presentation